Exhibit 23.5
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Joint Proxy Statement/Prospectus constituting a part of this Registration Statement of Crescent Energy Company of our report dated February 29, 2024, relating to the consolidated financial statements of SilverBow Resources, Inc. which appears in Crescent Energy Company’s Current Report on Form 8-K/A filed August 13, 2024.
We also consent to the reference to us under the caption “Experts” in the Joint Proxy Statement/Prospectus.

/s/ BDO USA, P.C.

Houston, Texas

October 22, 2025